UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 26, 2008

FTD Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32425	87-0719190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3113 Woodcreek Drive Downers Grove, Illinois 60515-5420
(Address of Principal Executive Offices) (Zip Code)

(630) 719-7800

Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 26, 2008, FTD Group, Inc., a Delaware corporation (“FTD”), was acquired by United Online, Inc., a Delaware corporation (“UOL”), pursuant to a merger (the “Merger”) of UNOLA Corp., a Delaware corporation and an indirect wholly-owned subsidiary of UOL (“Merger Sub”), with and into FTD, with FTD surviving the Merger as a wholly-owned subsidiary of UOL.  The Merger was effected pursuant to the previously announced Agreement and Plan of Merger, dated as of April 30, 2008 (the “Agreement and Plan of Merger”), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of July 16, 2008 (the “Amendment” and, together with the Agreement and Plan of Merger, the “Merger Agreement”), among UOL, Merger Sub and FTD.

Item 1.02.                               Termination of a Material Definitive Agreement.

In connection with the Merger, on August 26, 2008, FTD repaid in full all outstanding loans and revolving loans under the Credit Agreement, dated as of July 28, 2006 (the “Initial Credit Agreement”), between FTD, Inc., a Delaware corporation and wholly-owned subsidiary of FTD (“FTDI”), and Wells Fargo Bank, National Association (formerly Wells Fargo Bank, N.A.) (“Wells Fargo”), as administrative agent, syndication agent, documentation agent and lender, as amended by First Amended and Restated Credit Agreement, dated as of August 7, 2006, among FTDI, Wells Fargo, as administrative agent and lender, Mizuho Corporate Bank, Ltd. and ING Capital LLC, as co-syndication agents, and BMO Capital Markets, as documentation agent (the “Amended Credit Agreement” and, together with the Initial Credit Agreement, the “Credit Agreement”).  No penalties were paid in connection with such repayments.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the Initial Credit Agreement, which was attached as Exhibit 10.1 to FTD’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2006, and to the Amended Credit Agreement, which was attached as Exhibit 10.1 to FTD’s Current Report on Form 8-K filed with the Commission on August 11, 2006, both of which are incorporated herein by reference.

Item 2.01.                               Completion of Acquisition or Disposition of Assets.

On August 26, 2008, pursuant to the Merger Agreement, UOL completed its acquisition of FTD.  Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into FTD, with FTD surviving the Merger as an indirect wholly-owned subsidiary of UOL.

Pursuant to the Merger Agreement, each share of FTD common stock, par value $0.01 per share (“FTD Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was canceled and converted at the Effective Time into the right to receive $10.15 in cash, without interest, and 0.4087 of a share of UOL common stock, par value $0.0001 per share (together, the “Merger Consideration”).

At the Effective Time, each option to purchase shares of FTD Common Stock with an exercise price less than the value of the Merger Consideration that was outstanding immediately prior to the Effective Time was canceled and converted into the right to receive, for each share of FTD Common Stock subject to such option, the Merger Consideration, reduced ratably by the exercise price of such option in the same proportion that the value of the cash and UOL common stock comprising the Merger Consideration bear to each other. Each option to purchase shares of FTD Common Stock with an exercise price equal to or greater than the value of the Merger Consideration that was outstanding immediately prior to the Effective Time was canceled at the Effective Time and holders of such options did not receive any Merger Consideration in exchange for such options. Each restricted share of FTD Common Stock that was outstanding immediately prior to the Effective Time was canceled at the Effective Time and (other than shares held by one executive officer, which shares forfeited pursuant to his employment agreement) converted into the right to receive the Merger Consideration.

Based on UOL’s closing stock price of $10.93 on August 26, 2008, the $10.15 in cash and 0.4087 of a share of UOL common stock represented approximately $14.62 in value for each share of FTD Common Stock. The total value of the Merger Consideration to be paid to holders of shares of FTD Common Stock (including options to purchase shares of FTD Common Stock and restricted shares of FTD Common Stock as described above) is approximately $307 million in cash and approximately 12.3 million shares of UOL common stock, based on UOL’s closing stock price on August 26, 2008, and subject to the payment of cash in lieu of fractional shares of UOL common stock.

The Merger was financed in part with the proceeds of $375 million of term loan borrowings under the Credit Agreement, dated as of August 4, 2008 (the “New Credit Agreement”), by and among Merger Sub, the financial institutions parties thereto from time to time and Wells Fargo, as administrative agent for the lenders, which also provides for a $50 million revolving credit facility that was undrawn at the closing of the Merger (the obligations under the New Credit Agreement were assumed by FTD upon the consummation of the Merger), and UOL’s previously announced $60 million credit facility with Silicon Valley Bank. The remaining cash consideration in the transaction was paid from UOL’s cash on hand.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Agreement and Plan of Merger, which was attached as Exhibit 2.1 to FTD’s Current Report on Form 8-K filed with the Commission on May 6, 2008, and to the Amendment, which was attached as Exhibit 2.1 to FTD’s Current Report on Form 8-K filed with the Commission on July 17, 2008, both of which are incorporated herein by reference.

The foregoing description of the New Credit Agreement is not complete and is qualified in its entirety by reference to the New Credit Agreement, which was attached as Exhibit 10.1 to UOL’s Current Report on Form 8-K filed with the Commission on August 8, 2008, and is incorporated herein by reference.

Item 2.03.                              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure regarding the New Credit Agreement under Item 2.01 above.

Item 3.01.                               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, FTD notified the New York Stock Exchange (the “NYSE”) on August 26, 2008 that each outstanding share of FTD Common Stock was converted in the Merger into the right to receive the Merger Consideration, as set forth in Item 2.01 above, which is incorporated herein by reference, and requested that the NYSE file a Form 25 with the Commission to strike the shares of FTD Common Stock from listing and registration thereon.  On August 27, 2008, the Form 25 was filed by the NYSE with the Commission.  On the effective date of the Form 25, FTD will file with the Commission a Form 15 to deregister the shares of FTD Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the reporting obligations of FTD under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.                               Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of FTD Common Stock was canceled and converted at the Effective Time of the Merger into the right to receive the Merger Consideration.  See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.01.                               Changes in Control of Registrant.

As a result of the Merger, FTD became an indirect wholly-owned subsidiary of UOL.  See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, on August 26, 2008, immediately prior to the Effective Time of the Merger, all of the directors of FTD voluntarily resigned from its board of directors:  Michael J. Soenen, Peter J. Nolan, Robert S. Apatoff, Adam M. Aron, William J. Chardavoyne, Timothy J. Flynn, Ted C. Nark, Thomas M. White, and Carrie A. Wolfe.  Upon the completion of the Merger, pursuant to the Merger Agreement, Mark R. Goldston, the sole director of Merger Sub and the President, Chairman and Chief Executive Officer of UOL, became the sole director of FTD.

In addition, upon completion of the Merger, the previously announced resignation of Stephen Richards, an Executive Vice President of FTD and Chief Executive Officer of Interflora Holdings Limited (“Interflora”), a wholly-owned subsidiary of FTD, became effective, and Rhys Hughes, President of Interflora, assumed Mr. Richards’ operational responsibilities.

Item 5.03.                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, FTD’s certificate of incorporation and bylaws were amended, effective August 26, 2008, so that they read the same as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that Article First of the certificate of incorporation reads as follows: “The name of the Corporation is FTD Group, Inc.”  Copies of the Restated Certificate of Incorporation and the Third Amended and Restated Bylaws of FTD are attached as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01.                               Other Events.

In connection with the closing of the Merger, FTDI purchased approximately $170.0 million aggregate principal amount of its 7.75% Senior Subordinated Notes due 2014 (the “Notes”) tendered pursuant to its offer to purchase all of the approximately $170.1 million outstanding principal amount of the Notes, which purchased Notes were canceled. The tender offer expired at 5:00 p.m., New York City time, on August 25, 2008. Substantially concurrently with the closing of the Merger, UOL effected a covenant defeasance with respect to the balance of the Notes pursuant to the terms of the indenture governing the Notes.

Item 9.01.                               Financial Statements and Exhibits.

(d)                                                                           Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of FTD Group, Inc.

3.2	Third Amended and Restated Bylaws of FTD Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD GROUP, INC.

Date: September 4, 2008	By:	/s/Becky A. Sheehan
Becky A. Sheehan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of FTD Group, Inc.

3.2	Third Amended and Restated Bylaws of FTD Group, Inc.